UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 1, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated November 2, 2006, The Cheesecake Factory Incorporated announced the opening of its 113th Cheesecake Factory restaurant at the Westroads Mall in Omaha, Nebraska on November 1, 2006.  The restaurant contains approximately 10,200 square feet and 285 seats.

To celebrate the opening, The Cheesecake Factory hosted a benefit on October 28, 2006 for The Omaha Community Playhouse, the largest community theatre in the United States.  The ticket price for the event included cocktails, appetizers, a sampling of several entrees, live music and the Company’s signature cheesecakes.  The Cheesecake Factory, along with its vendors, underwrote the event in order to donate 100% of the proceeds from ticket sales, approximately $30,000, to The Omaha Community Playhouse.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated November 2, 2006 entitled, “The Cheesecake Factory Opens in Omaha, Nebraska”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006	THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ MICHAEL J. DIXON

Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 2, 2006 entitled, “The Cheesecake Factory Opens in Omaha, Nebraska”